Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2017 (except Note 1, Note 2, Note 10a, Note 10b, Note 10c, Note 13 and Note 14 to which the date is May 23, 2017) in Amendment No. 3 to the Registration Statement Form S-1 No. 333-216287 and related prospectus of AIT Therapeutics Inc, dated May 23, 2017.
Tel Aviv, Israel May 23, 2017	/s/ Kost Forer Gabbay and Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global